Exhibit 99.1

Vista Gold Announces 2025 Financial Results

Denver, Colorado, March 11, 2026 – Vista Gold Corp. (NYSE American and TSX: VGZ) today announced its audited financial results for the year ended December 31, 2025, with cash totaling $13.6 million at year-end. All dollar amounts in this press release are in U.S. dollars.

Frederick H. Earnest, President and CEO of Vista, stated, “2025 was a pivotal year for our Company. The completion of the new Mt Todd Feasibility Study in July 2025 was a defining moment for the Mt Todd gold project and Vista. The study demonstrates an achievable path to near-term production centered on a smaller initial operation that prioritizes higher grade ore to the processing plant, significantly lowers initial capital costs, and incorporates contract services to reduce development and operational risks.

“Throughout the year, we remained firmly committed to safety, environmental stewardship, financial discipline, and the interests of our stakeholders. In November, we surpassed four consecutive years without a workplace incident -a testament to our strong safety culture. Our site team also successfully advanced Mt Todd’s environmental initiatives with zero reportable incidents. We maintained a solid treasury throughout 2025 and recently completed an equity raise which we expect will support our work moving forward to complete permitting and technical studies, build up our Australian organization, and initiate detailed engineering and design.”

Since completing the 2025 Mt Todd Feasibility Study (“2025 FS”), the Company has prioritized work to support the start of detailed engineering and design. Recent drilling has provided core for selective metallurgical testing to confirm grind size, gold recoveries, and optimal selection and sizing of grinding equipment. A geotechnical review is also underway, with potential drilling around the Batman pit to assess the opportunity to steepen the west pit wall, reduce stripping, and potentially convert additional mineral resources to mineral reserves.

Mr. Earnest continued, “In 2026, we are focused on building a strong technical and organizational foundation for project execution. Modifications of our existing key permits are underway to align with the designs in the 2025 FS, with submissions filed and additional applications planned. We have started building our Australian-based team to lead our development plans as we move forward. We are starting with a small executive team based in Perth and have plans for a larger operational presence in the Northern Territory.

“We are positioning Mt Todd for the start of detailed engineering and design in 2027. This phase is expected to initiate an approximately 27-month period of design, construction, and commissioning, culminating in first gold production. Our priorities underscore our disciplined and technically driven approach to the development of Mt Todd.”

Summary of Financial Results

Vista reported a consolidated net loss of $7.5 million, or $0.06 per common share, for the year ended December 31, 2025, compared to consolidated net income of $11.2 million, or $0.09 per common share, for the year ended December 31, 2024. The 2025 financial results benefited from a $1.3 million recovery of certain tax amounts paid in connection with the 2020 sale of the Los Reyes gold project in Mexico, while the 2024 financial results included a $16.9 million gain on the grant of a royalty interest in Mt Todd and a $0.8 million gain on sale of mill equipment. Other income and expenses comprising the 2025 net loss and 2024 net income were in line management’s expectations.

Cash and cash equivalents totaled $13.6 million at December 31, 2025, compared to $16.9 million at December 31, 2024. On March 9, 2026, the Company closed an underwritten public offering of 17,940,000 common shares for total gross proceeds of $44.85 million. Vista continued to have no debt.

Management Conference Call

Management’s conference call to review financial results for the year ended December 31, 2025 and to discuss corporate and project activities is scheduled for March 13, 2026 at 10:00 a.m. MDT (12:00 p.m. EDT).

Participant Toll Free: +1 (800) 717-1738

Participant International: +1 (289) 514-5100

Conference ID: 32150

This call will be archived and available at www.vistagold.com after March 13, 2026. An audio replay will also be available through March 27, 2026 by calling toll-free in North America +1 (888) 660-6264 or +1 (289) 819-1325 using passcode 32150#.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

About Vista Gold Corp.

Vista holds the Mt Todd gold project, located in the Tier-1 mining jurisdiction of Northern Territory, Australia. Mt Todd is among the largest development-stage projects in Australia. The Company has defined a clear pathway to greater value creation, targeting the commencement of detailed engineering and design in 2027. This milestone is expected to initiate an approximately 27-month period of design, construction, and commissioning, culminating in first gold production.

Mt Todd offers strong project economics, significant initial production, and compelling expansion and exploration upside. Mt Todd benefits from advanced local infrastructure, multiple development scenarios, and broad community support, underpinning its potential to become a long-lived, globally significant gold operation.

For further information about Vista or Mt Todd, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information. These forward-looking statements and forward-looking information include, but are not limited to statements regarding such things as the Company’s Mt Todd milestones and results; the Company’s financial results as at December 31, 2025; the Company’s belief that the 2025 FS demonstrates an achievable path to near-term production; a geotechnical review is underway, with potential drilling around the Batman pit to assess the opportunity to steepen the west pit wall, reduce stripping, and potentially convert additional mineral resources to mineral reserves; in 2026, Vista is focused on building a strong technical and organizational foundation for project execution; additional permit modification applications are planned; the Company plans to build a small executive team based in Perth, with a larger operational presence in the Northern Territory; the Company is positioning Mt Todd for the start of detailed engineering and design in 2027; this phase is expected to initiate an approximately 27-month period of design, construction, and commissioning, culminating in first gold production; the Company’s belief that its priorities underscore a disciplined and technically driven approach to the development of Mt Todd; the Company’s belief that Northern Territory, Australia is a Tier-1 mining jurisdiction; the Company’s belief that Mt Todd is among the largest development-stage projects in Australia; the Company’s belief that it has defined a clear pathway to greater value creation;  the Company’s belief that the Mt Todd project offers strong project economics, significant initial production, and compelling expansion and exploration upside; the Company’s belief that Mt Todd benefits from advanced local infrastructure, multiple development scenarios, and broad community support, underpinning its potential to become a long-lived, globally significant gold operation; and statements related to the Company’s strategy. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: the Company’s forecasts and expected cash flows; the Company’s projected capital and operating costs; the Company’s expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; the Company’s approved business plans, mineral resources and mineral reserves estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on the Company’s projects, if any; the Company’s experience with regulators; political and social support of the mining industry in Australia; the Company’s experience and knowledge of the Australian mining industry and the Company’s expectations of economic conditions and the price of gold. When used in this news release or elsewhere, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future capital costs, operating costs, non-operating costs, and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on the Company’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in March 2026, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements or forward-looking information whether as a result of new information, future events or otherwise.